Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

 Kulicke & Soffa Updates Revenue Outlook for its Fourth Fiscal Quarter 2021
Schedules Fourth Quarter Conference Call for 8AM EST, November 18th, 2021

SINGAPORE – November 1, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ:KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), today announced that it expects revenue to be approximately $485 million and non-GAAP earnings per share to be approximately $2.15 to $2.17 for the fourth fiscal quarter, ended October 2, 2021.
Strong demand for K&S solutions continues to stem from a broad set of customers and end-markets. This demand is driven by several long-term, technology transitions including 5G, electric vehicles, advanced display and the increasing need for more complex semiconductor assembly. Additionally, the Company has continued to expand features and customers engagements with its LUMINEXTM advanced display system, which is positioned to accelerate adoption of mini and micro LED technology.
Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "Over the past quarter, we overcame many of the global supply chain challenges we faced and extended short-term production capabilities to best support our customers' evolving capacity and technology needs. In parallel with this production effort, we have delivered new innovative solutions for high-performance-computing and advanced display applications."
The Company anticipates continued industry expansion through fiscal 2022 and will provide additional details during its upcoming earnings call.

Earnings Conference Details
K&S has scheduled a conference call to discuss the Company's fourth fiscal quarter 2021 financial results, and its business outlook, on Thursday November 18, 2021 at 8:00am EST.
The Company will issue its fourth fiscal quarter 2021 financial results on Wednesday November 17, 2021 after market close.
To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 25th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13723617. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.

Caution Concerning Preliminary Results and Forward-Looking Statements
The estimated revenue and non-GAAP earnings per share set forth above are unaudited and should be considered preliminary and subject to change. Accordingly, you should not place undue reliance on this preliminary data, which may differ materially from the Company's final results. These estimates have been prepared by and are the responsibility of management. The Company's independent registered public accounting firm has not audited, compiled, performed any procedures on or reviewed the preliminary financial data, and accordingly does not express an opinion or any other form of assurance with respect to the preliminary financial data. The Company's non-GAAP results exclude amortization of intangibles, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, income tax expense arising from discrete tax items triggered by significant changes in tax law, gain/loss on disposals of businesses, as well as tax benefits or expense associated with the foregoing non-GAAP items.
This press release contains statements relating to future events. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, the effects of supply chain constraints on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed on November 20, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com
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